Exhibit 99.1

Xtant Medical Announces Fourth Quarter and Full Year 2021 Financial Results

BELGRADE, MT, March 8, 2022 – Xtant Medical Holdings, Inc. (NYSE American: XTNT), a global medical technology company focused on surgical solutions for the treatment of spinal disorders, today reported financial and operating results for the fourth quarter and year ended December 31, 2021.

“Xtant accomplished numerous objectives in 2021 focused on developing new products, expanding our distributor network and growing our adjacent market sales that have us excited about the future of the Company,” said Sean Browne, President and CEO of Xtant Medical. “Our Company achieved year-over-year revenue growth of 4%, and I am particularly pleased with the top-line performance of our biologics business, which grew 8% annually in a very difficult year. As part of our strategic plan, we launched four new products, and we are especially excited by the strong demand of our newly introduced OsteoFactor and OsteoVive Plus products. Guided by our mission of ‘honoring the gift of donation, so that our patients can live as full, and complete a life as possible,’ we are confident that our key growth initiatives will maximize the potential opportunities of our leading spine brand.”

Fourth Quarter and Full Year 2021 Financial Results

Fourth quarter 2021 revenue was $14.0 million, compared to $14.0 million for the same quarter in 2020. Full year 2021 revenue was $55.3 million, compared to $53.3 million for 2020. The increase in revenue was largely attributable to additional private label and original equipment manufacturer (OEM) orthobiologics sales.

Gross margin for the fourth quarter of 2021 was 55.1%, compared to 64.1% for the same period in 2020 and was 58.8% for 2021, compared to 64.5% in 2020. These decreases were primarily attributable to increased underabsorption of labor and overhead associated with initiatives to reduce inventory, a shift in product sales mix with a proportional increase in private label and OEM channel sales, and sell-through of product subject to higher production costs during prior periods.

Operating expenses for the fourth quarter of 2021 totaled $9.6 million, compared to $8.7 million for the fourth quarter of 2020, and were $36.3 million in 2021 compared to $35.1 million in 2020. These increases were primarily due to additional stock-based compensation expense, greater salaries and wage expenses and severance related expenses, which were partially offset by lower commissions resulting from a greater a mix of commission-free private label and OEM sales.

Fourth quarter 2021 net loss totaled $2.3 million, or $0.03 per share, compared to the fourth quarter 2020 net loss of $0.7 million, or $0.01 per share. Net loss for 2021 was $4.8 million, or $0.06 per share, compared to a net loss of $7.0 million, or $0.25 per share, for 2020.

Non-GAAP Adjusted EBITDA for the fourth quarter of 2021 totaled a loss of $0.5 million, compared to Non-GAAP Adjusted EBITDA of $1.0 million for the same period in 2020. Non-GAAP Adjusted EBITDA for 2021 totaled $0.7 million, compared to $3.1 million for 2020. The Company defines Adjusted EBITDA as net income/loss from operations before depreciation, amortization and interest expense and provision for income taxes, and as further adjusted to add back in or exclude, as applicable, non-cash compensation, separation related expenses, change in warrant derivative liability and legal settlement reserves. A calculation and reconciliation of Adjusted EBITDA to net loss can be found in the attached financial tables.

Conference Call

Xtant Medical will host a webcast and conference call to discuss the fourth quarter and full year 2021 financial results on Tuesday, March 8, 2022 at 9:00 AM ET. To access the webcast, Click Here. To access the conference call, dial 877-407-6184 within the U.S. or 201-389-0877 outside the U.S. A replay of the call will be available at www.xtantmedical.com, under “Investor Info.”

About Xtant Medical Holdings, Inc.

Xtant Medical Holdings, Inc. (www.xtantmedical.com) is a global medical technology company focused on the design, development, and commercialization of a comprehensive portfolio of orthobiologics and spinal implant systems to facilitate spinal fusion in complex spine, deformity and degenerative procedures. Xtant people are dedicated and talented, operating with the highest integrity to serve our customers.

The symbols ™ and ® denote trademarks and registered trademarks of Xtant Medical Holdings, Inc. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA. Reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. Management uses the non-GAAP measures in this release internally for evaluation of the performance of the business, including the allocation of resources. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “intends,” ‘‘expects,’’ ‘‘anticipates,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘estimates,’’ “continue,” “future,” ‘‘will,’’ “potential,” “going forward,” similar expressions or the negative thereof, and the use of future dates. Forward-looking statements in this release include the Company’s continued investment in and the future success of its key growth initiatives and their impact on the Company’s future growth strategy, operating results and financial performance. The Company cautions that its forward-looking statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company’s future operating results and financial performance; the ability to increase or maintain revenue; possible future impairment charges to long-lived assets and goodwill and write-downs of excess inventory if revenues continue to decrease; the ability to remain competitive; the ability to innovate, develop and introduce new products; the ability to engage and retain new and existing independent distributors and agents and qualified personnel and the Company’s dependence on key independent agents for a significant portion of its revenue; the effect of the COVID-19 pandemic and hospital staffing shortages on the Company’s business, operating results and financial condition, especially when they affect key markets; the Company’s ability to implement successfully its future growth initiatives and risks associated therewith; the effect of product sales mix changes on the Company’s financial results; government and third-party coverage and reimbursement for Company products; the ability to obtain and maintain regulatory approvals and comply with government regulations; the effect of product liability claims and other litigation to which the Company may be subject; the effect of product recalls and defects; the ability to obtain and protect Company intellectual property and proprietary rights and operate without infringing the rights of others; the ability to service Company debt, comply with its debt covenants and access additional indebtedness; the ability to obtain additional financing on favorable terms or at all; and other factors. Additional risk factors are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission (SEC) on March 8, 2022 and subsequent SEC filings by the Company. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact

David Carey

Lazar FINN

Ph: 212-867-1762

Email: david.carey@finnpartners.com

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except number of shares and par value)

	As of	As of
	December 31, 2021	December 31, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$18,243	$2,341
Restricted cash	144	-
Trade accounts receivable, net of allowance for credit losses of $552 and doubtful accounts of $653, respectively	7,154	6,880
Inventories	17,945	21,408
Prepaid and other current assets	844	736
Total current assets	44,330	31,365

Property and equipment, net	5,212	4,347
Right-of-use asset, net	1,258	1,690
Other assets	287	402
Intangible assets, net	400	457
Goodwill	3,205	3,205
Total Assets	$54,692	$41,466

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$2,615	$2,947
Accrued liabilities	4,349	5,462
Current portion of lease liability	462	423
Finance lease obiligations	31	20
Line of credit	3,620	-
Current portion of long-term debt	-	16,797
Total current liabilities	11,077	25,649
Long-term Liabilities:
Lease liability, less current portion	842	1,303
Financing lease obligations, net	103	-
Long-term debt, plus premium and less issuance costs	11,787	-
Total Liabilities	23,809	26,952

Stockholders’ Equity
Preferred stock, $0.000001 par value; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.000001 par value; 300,000,000 shares authorized; 87,068,980 shares issued and outstanding as of December 31, 2021 and 77,573,680 shares issued and outstanding as of December 31, 2020	-	-
Additional paid-in capital	266,068	244,850
Accumulated deficit	(235,185)	(230,336)
Total Stockholders’ Equity	30,883	14,514

Total Liabilities & Stockholders’ Equity	$54,692	$41,466

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except number of shares and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue
Orthopedic product sales	$13,953	$13,981	$55,146	$53,188
Other revenue	17	34	117	149
Total revenue	13,970	14,015	55,263	53,337

Cost of sales	6,276	5,032	22,773	18,945
Gross profit	7,694	8,983	32,490	34,392

Gross profit %	55.1%	64.1%	58.8%	64.5%

Operating expenses
General and administrative	4,142	3,210	14,449	13,503
Sales and marketing	5,314	5,405	21,025	20,983
Research and development	151	128	870	657
Total operating expenses	9,607	8,743	36,344	35,143

Income (Loss) from operations	(1,913)	240	(3,854)	(751)

Other Expense
Interest expense	(466)	(718)	(995)	(5,976)
Total Other Expense	(466)	(718)	(995)	(5,976)
Net Loss Before Provision for Income Taxes	(2,379)	(478)	(4,849)	(6,727)

Provision for income taxes
Current and deferred	95	(229)	-	(296)
Net Loss	$(2,284)	$(707)	$(4,849)	$(7,023)

Net loss per share:
Basic	$(0.03)	$(0.01)	$(0.06)	$(0.25)
Dilutive	$(0.03)	$(0.01)	$(0.06)	$(0.25)

Shares used in the computation:
Basic	87,027,466	74,508,626	85,456,175	28,499,847
Dilutive	87,027,466	74,508,626	85,456,175	28,499,847

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Twelve Months Ended December 31,
	2021	2020
Operating activities:
Net loss	$(4,849)	$(7,023)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,332	2,079
Gain on disposal of fixed assets	(86))	(369)
Non-cash interest	147	5,963
Non-cash rent expense	9	16
Stock-based compensation	2,209	1,084
Provision for reserve on accounts receivable	45	307
Provision for excess and obsolete inventory	839	485

Changes in operating assets and liabilities:
Accounts receivable	(319)	2,890
Inventories	2,624	(5,792)
Prepaid and other assets	(67)	40
Accounts payable	(332)	101
Accrued liabilities	(1,113)	(512)
Net cash provided by (used in) operating activities	439	(731)

Investing activities:
Purchases of property and equipment	(2,115)	(1,545)
Proceeds from sale of fixed assets	225	241
Net cash used in investing activities	(1,890)	(1,304)

Financing activities:
Payment of taxes from withholding of common stock on vesting of restricted stock units	(201)	-
Payments on financing leases	(50)	(156)
Payments on long-term debt	(411)	(315)
Borrowings on line of credit	36,361	-
Repayments on line of credit	(36,492)	-
Costs associated with debt restructuring	(136)	(1,058)
Proceeds from issuance of common stock, net of issuance costs	18,426	620
Proceeds from exercise of common stock warrants	-	48
Net cash used in financing activities	17,497	(861)

Net change in cash and cash equivalents and restricted cash	16,046	(2,896)
Cash and cash equivalents and restricted cash at beginning of year	2,341	5,237
Cash and cash equivalents and restricted cash at end of year	$18,387	$2,341

Reconciliation of cash and cash equivalents and restricted cash reported in the consolidated balance sheets
Cash and cash equivalents	18,243	2,341
Restricted cash	144	-
Total cash and restricted cash reported in the consolidated balance sheets	$18,387	$2,341

XTANT MEDICAL HOLDINGS, INC.

CALCULATION OF NON-GAAP CONSOLIDATED EBITDA AND ADJUSTED EBITDA

(Unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

Net Loss	$(2,284)	$(707)	$(4,849)	$(7,023)

Other expense	-	1	62	101
Depreciation and amortization	291	528	1,332	3,145
Interest expense	466	718	995	5,976
Tax expense	(95)	229	-	296
Non-GAAP EBITDA	(1,622)	769	(2,460)	2,495

Non-GAAP EBITDA/Total revenue	-11.6%	5.5%	-4.5%	4.7%

NON-GAAP ADJUSTED EBITDA CALCULATION
Non-cash compensation	707	358	2,209	1,084
Change in warrant derivative liability	-	-	-	(7)
Separation-related expenses	430	-	430	698
Legal settlements	-	-	550	5
Non-GAAP Adjusted EBITDA	$(485)	$1,127	$729	$4,275

Non-GAAP Adjusted EBITDA/Total revenue	-3.5%	8.0%	1.3%	8.0%